Exhibit 99.1

Dear Stockholder,

During 2015, one component of our strategy has been to execute on our student housing segment growth plan to deliver value to our stockholders. University House Communities, a wholly owned subsidiary of InvenTrust Properties, is a leading development, acquisition and management firm dedicated to the creation of authentic communities in university markets across the United States. It incorporates the very best of residential student living units and cutting-edge amenities.

Our student housing platform is currently composed of 14 properties consisting of 7,989 beds with an occupancy of 95%. As we have stated, our strategy is to increase the size of our student housing portfolio through strategic acquisitions and new developments. Currently, we have six new development properties under construction. Three will be completed in 2015, two in 2016 and one in 2017. Once completed these properties will add approximately an additional 3,400 beds to our portfolio.

Below are some highlights of the quality of our purpose-built developments in our portfolio:

University House Austin is located just one block west of the University of Texas at Austin campus and is scheduled to open in August 2016. The project features premier amenities and 14 stories of living space and a variety of fully-furnished floor plans. The building will also include 6,000 square feet of ground-floor retail.

University House Norman, will start construction this fall and is scheduled to welcome residents in August 2017. This five-story, 388-unit development will feature 917 beds with multiple fully furnished floor plans. The community will also include extensive amenities, including three outdoor courtyard areas, a clubroom, pool, 24-hour fitness center, and parking.

With active development projects in multiple markets nationwide, University House Communities remains committed to a market driven, customer-focused strategy with communities that are developed and managed to the highest standards. Please log onto our company website at www.inventrustproperties.com to watch a video produced by management discussing our student housing portfolio.

Investor Survey

InvenTrust’s management and Board of Directors is interested in your feedback and viewpoints regarding your investment. Please take a moment to contact our Investor Services group at 855-377-0510 to take a brief survey. Your responses will be completely anonymous. The data collected will provide useful information on stockholder attitudes and desires and will help management understand how our stockholders receive information on our company. We appreciate your input and continued support of InvenTrust Properties.

Cash Distribution

Enclosed is a check for your cash distribution equaling $0.010833 per share for the month of May 2015. If you have invested through a trustee, a distribution statement is enclosed in lieu of a check. As a reminder, after your June monthly distribution (paid in July), InvenTrust is moving to quarterly distribution payments. On or around October 6th, we expect the third quarter distributions to be processed and stockholders will receive $0.0325 per share, assuming an annual distribution rate of $0.13 per share.

Sincerely,

INVENTRUST PROPERTIES CORP.

Thomas P. McGuinness
President, CEO

cc:	Trustee / Broker Dealer / Financial Advisor

Forward-Looking Statements in this letter, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representation, plans or predictions of the future and are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to execute on our strategy, our ability to return value to our stockholders and the availability of cash flow from operating activities to fund distributions. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this letter. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.